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                                                                   EXHIBIT 10(c)

[ML LIFE INSURANCE COMPANY OF NEW YORK]

                       CONSENT OF BARRY G. SKOLNICK, ESQ.

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus included in Post-Effective Amendment No. 21 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through ML of New York Variable Annuity Separate Account A of ML Life Insurance Company of New York, File No. 33-43654.




                                    By:   /s/ Barry G. Skolnick
                                       -----------------------------------------
                                                 Barry G. Skolnick, Esq.
                                       Senior Vice President and General Counsel



October 14, 2002